Exhibit 99.1

Canterbury Park Holding Corporation Reports 2011 Financial Results

SHAKOPEE, Minn.--(BUSINESS WIRE)--March 27, 2012--Canterbury Park Holding Corporation (NASDAQ:CPHC) today announced financial results for the fourth quarter and year ended December 31, 2011.

Results for the Quarter Ended December 31, 2011

The Company’s net revenues in the fourth quarter were $9.7 million, up 11.9% from revenues of $8.7 million during the same period in 2010. Fourth quarter net income was $305,036, or $.07 per share, in 2011 as compared to 2010 fourth quarter net income of $161,279, or $.04 per share.

Results for the Year Ended December 31, 2011

The Company’s net revenues in 2011 were $40.6 million compared to 2010 net revenues of $39.9 million. The Company achieved this 1.7% revenue increase because our Card Casino revenues increased 5.5% over 2010, which more than offset the severe impact of the partial shutdown of Minnesota government from July 1 to 20 that forced the Company to suspend its operations for this period.

Operating expenses in 2011 were $39.5 million compared to $41.2 million in 2010. This $1.7 million decline in operating expenses is partially attributable to reduced live meet expenses in 2011 because the Company was forced to suspend its operations during the July shutdown of Minnesota government, as well as continued management of operating expenses throughout the year. In addition, 2010 operating expenses included a one-time charge related to remodeling our Card Casino of $909,540.

The Company’s 2011 net income was $397,667, or $.10 per share, compared to a net loss of $992,206 in 2010, or a $.25 net loss per share.

Additional Information

Further financial results for the fourth quarter and year ended December 31, 2011 are presented in the accompanying table, and additional information will be provided in the Company’s Form 10-K Report that will be filed on March 30, 2012 with the Securities and Exchange Commission.

Management Comments

“We are pleased with our favorable fourth quarter results,” commented Randy Sampson, Canterbury Park’s President and Chief Executive Officer. “The Company believes the economic recovery has encouraged increased consumer spending on entertainment options such as our Card Casino and simulcast wagering. We also believe fourth quarter results benefited from mild winter weather in contrast to the severe winter weather in late 2010 that discouraged visits to our facility and forced the cancellation of many race days at other racetracks simulcasting their signal to Canterbury Park.

“We are also pleased with our full year results in which a strong increase in Card Casino revenues more than offset the severe impact of the Minnesota government shutdown that forced us to suspend our operations during the heart of the live racing season. The shutdown was the result of an impasse that delayed the enactment of a budget for the State of Minnesota and forced the state agency regulating our wagering operations to close for 20 days. In spite of the shutdown, strong revenue growth in our remodeled Card Casino in 2011 contributed to an increase in Adjusted EBITDA as a percentage of net revenues from 4.2% in 2010 to 7.2% in 2011.”

Mr. Sampson concluded: “Our business continues to be challenged by many factors, including competition from Native American casinos that are able to offer a wider variety of gaming products, competition from out-of-state racetracks where pari-mutuel horse racing is supported by revenues from other forms of wagering, and illegal internet wagering. We are, therefore, continuing to vigorously advocate for legislation that would authorize Canterbury to offer slot machines and other forms of gaming at the Racetrack, which is a business model often called a “Racino.” Racino bills are currently under consideration in the Minnesota Legislature, and, while we can give no assurance that the legislation we favor will be enacted into law this year, we will continue to communicate and promote our Racino vision at the Minnesota Legislature.”

Based on the success of Racinos in several other states, the Company believes authorizing a Racino at the Racetrack on similar terms would stimulate economic growth in horse racing and related agri-businesses in Minnesota, provide growth and development opportunities that would add jobs at the Racetrack and surrounding community, and provide new revenues for state and local governments facing significant budgetary challenges.

Annual Shareholders Meeting

The Company also announced that its 2012 Annual Meeting of Shareholders will be held on Thursday, June 7, 2012 at 4:00 pm, at the Racetrack in Shakopee, Minnesota. The date of record for shareholders entitled to vote at the Annual Meeting is Thursday, April 12, 2012.

Use of Non-GAAP Financial Measures

To supplement our financial statements, we also provide investors with Adjusted EBITDA (defined below), which is a non-GAAP measure. EBITDA represents earnings before interest income, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus material, one-time non-cash expenses. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), and should not be considered an alternative to, or more meaningful than, net income as an indicator of our operating performance, or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. During the year ended December 31, 2010, Adjusted EBITDA included the loss on disposal of assets during the remodel of our card room.

About Canterbury Park

Canterbury Park Holding Corporation owns and operates Canterbury Park Racetrack, Minnesota’s only thoroughbred and quarter horse racing facility. The Company’s 62-day 2012 live race meet begins on May 18th and ends September 3rd. In addition, Canterbury Park’s Card Casino hosts “unbanked” card games 24 hours a day, seven days a week, offering both poker and table games. The Company also conducts year-round wagering on simulcast horse racing and hosts a variety of other entertainment and special events at its facility in Shakopee, Minnesota. For more information about the Company, please visit us at www.canterburypark.com.

Cautionary Statement

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For such forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could affect our actual results, and cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: material fluctuations in attendance at the Racetrack, material changes in the level of wagering by patrons, decline in interest in the unbanked card games offered in the Card Casino, competition from other venues offering unbanked card games or other forms of wagering, competition from other sports and entertainment options, costs associated with our efforts to obtain legislative authority for additional gaming options, increases in compensation and employee benefit costs; increases in the percentage of revenues allocated for purse fund payments; higher than expected expense related to new marketing initiatives; the impact of wagering products and technologies introduced by competitors; legislative and regulatory decisions and changes; the general health of the gaming sector; and other factors that are beyond our ability to control or predict.

NOTE: Financial summary on following page.

CANTERBURY PARK HOLDING CORPORATION’S
SUMMARY OF OPERATING RESULTS

	(Unaudited)		(Unaudited)
	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net Operating Revenues	$9,695,334	$8,666,326	$40,586,426	$39,920,184

Operating Expenses	($8,960,416)	($8,470,199)	($39,539,525)	($41,197,303)

Income (Loss) from Operations	$734,918	$196,127	$1,046,901	($1,277,119)

Non-Operating Revenues, net	$2,689	$52	$5,848	$12,913

Income Tax (Expense) Benefit	($432,571)	($34,900)	($655,082)	$272,000

Net Income (Loss)	$305,036	$161,279	$397,667	($992,206)

Basic Net Income (Loss) Per Common Share	$0.07	$0.04	$0.10	($0.25)

Diluted Net Income (Loss) Per Common Share	$0.07	$0.04	$0.10	($0.25)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Year Ended	Year Ended
	Dec. 31,	Dec. 31,
	2011	2010

Net income (loss)	$397,667	$(992,206)

Interest income, net of interest expense	(5,848)	(12,913)

Income tax expense (benefit)	655,082	(272,000)

Depreciation	1,894,277	2,043,758

EBITDA	$2,941,178	$766,639

Loss on disposal of assets (net)	-	906,940

Adjusted EBITDA	$2,941,178	$1,673,579

CONTACT:
Canterbury Park Holding Corporation
Randy Sampson, 952-445-7223